DrivenBrands Q1 | 2022

1st Quarter Highlights

$468M +42% Revenue

$34M Net Income

$0.20 Earnings Per Share

$48M Adjusted Net Income

$0.28 Adjusted Earnings Per Share

$119M +52% Adjusted EBITDA

System-wide sales **$1.3B**

Segment Performance


Same Store Sales
19.2%
6.6%
13.7%
30.9%
15.6%
Maintenance
Car Wash
Paint, Collision & Glass
Platform Services
DRVN


52.1%
7.2%
28.2%
12.5%
% of System-wide sales
17.2%
9.4%
34.6%
38.8%
% of Revenue
19.2%
9.4%
36.8%
34.6%
% of Segment-adjusted EBITA
Maintenance
Car Wash
Paint, Collision & Glass
Platform Services

Net Store Growth

Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	DRVN
+26	+5	+82	+1	+114

Long-Term Targets

Same-store Sales	Revenue	Adjusted EBITA	Adjusted Net Income
Low Single-Digit %	Low Double-Digit %	Low Double-Digit %	Mid-to High Teens %